UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2006

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 822-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

࿳ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿳ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿳ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

࿳ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Explanatory Note

This amendment on Form 8-K/A is being filed to include information required by Item 5.02(b) of Form 8-K and to identify the committees of the Board of Directors of Shore Bancshares, Inc. (the “Company”) to which the new director disclosed in Item 5.02(d) is expected to be appointed.

Item 1.01.	Entry into a Material Definitive Agreement.

The information called for by this Item 1.01 is incorporated herein by reference to Item 5.02 of this report.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c) Termination of Officer; Appointment of Officer.

Effective July 26, 2006, the Company’s Board of Directors appointed Lloyd L. Beatty, Jr., 53, to serve as the Company’s Chief Operating Officer. Mr. Beatty replaces Daniel T. Cannon, who will continue to serve as the Company’s Executive Vice President. This appointment in intended to provide Mr. Cannon with an opportunity to focus his efforts on serving as President and Chief Executive Officer of the Company’s subsidiary, The Centreville National Bank of Maryland, and as Chairman of the Maryland Bankers Association, and to provide Mr. Beatty with the opportunity to work more closely with W. Moorhead Vermilye, the Company’s President and Chief Executive Officer, to expand the Shore Bancshares franchise as discussed below.

Mr. Beatty has served as a Vice President of the Company since October 2004. Until January 1, 2006, Mr. Beatty primarily assisted management of the Company with certain strategic initiatives, and he worked on a part-time basis until October 2005. Starting January 1, 2006, Mr. Beatty’s duties were expanded to include management authority with respect to certain aspects of the Company’s strategic initiatives and to provide corporate oversight of the Company’s non-traditional products and services and the Company’s information technology (IT) system. Prior to October 2005, Mr. Beatty was the Chief Operating Officer of Darby Overseas Investments, LP and President of Darby Advisors, Inc. Mr. Beatty has served as a director of the Company since December 2000 and of the Bank since 1992.

The Company and Mr. Beatty are not party to a written employment agreement. Total compensation paid to Mr. Beatty during 2005 was $194,028, which includes amounts attributable to salary, bonus, profit sharing payments, matching 401(k) contributions and imputed income related to the Company’s group term life insurance program. Mr. Beatty’s annual salary for 2006 is $215,000 and was established upon the recommendation of the Compensation Committee of the Board of Directors, and he may earn additional compensation in 2006 through the Company’s bonus and profit sharing plans, matching 401(k) contributions and imputed income related to the Company’s group term life insurance program. Mr. Beatty’s annual salary is subject to annual adjustment.

In 2006, The Talbot Bank of Easton, Maryland, a wholly-owned subsidiary of the Company (the “Bank”), converted a $300,000 line of credit to Mr. Beatty into a $93,651 fixed-rate term loan. Also in 2006, the Bank extended a $40,000 loan to Mr. Beatty’s son, which is collateralized by a CD pledged by Mr. Beatty and held at the Bank. These extensions of credit were made on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. These extensions of credit have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

(d) Election of Director.

Effective July 31, 2006, the Board of Directors of the Company elected William W. Duncan, Jr., 59, to serve as a director until the 2007 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Mr. Duncan was elected in connection with his concurrent appointment by the Bank’s Board of Directors to serve as the President and Chief Executive Officer of the Bank. Mr. Duncan has also been elected to serve as a director of the Bank. Mr. Duncan’s predecessor, W. Moorhead Vermilye, will remain the President and Chief Executive Officer of the Company and a director of both the Company and the Bank. The Boards of the Company and the Bank, as well as Mr. Vermilye, believe that the Company’s business and operations have diversified and become more complex in recent years, and the separation of the dual President/CEO role is intended to provide Mr. Vermilye the opportunity to work more closely with Mr. Beatty to expand and enhance the Shore Bancshares franchise. Mr. Duncan is expected to serve on the Executive Committee and Strategic Planning Committee of the Company’s Board of Directors.

From 2004 until his appointment with the Bank, Mr. Duncan served as the Chairman of Mercantile Eastern Shore Bank, located in Chestertown, Maryland. From 1982 to 2004, Mr. Duncan was President and Chief Executive Officer of St. Michaels Bank, located in St. Michaels, Maryland. Mr. Duncan served as a director of the Federal Reserve Bank of Richmond from 2001 through 2004, and currently serves as Vice Chairman and a director of Shore Health System, Inc. (since 1996) and a director of Talbot Hospice Foundation, Inc. (since 1999).

The Bank and Mr. Duncan are not party to a written employment agreement. Mr. Duncan’s employment arrangement provides for an annual salary of $245,000, subject to annual adjustment, and participation in the Company’s bonus program, profit sharing and 401(k) plan, and group term life insurance program, to the extent the provisions and regulations of such plans permit such participation.

In 2005, the Bank extended a $100,000 home equity line of credit to Mr. Duncan’s son and a $75,000 business line of credit to his son’s accounting firm. These extensions of credit were made on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. These extensions of credit have not and do not currently involve more than the normal risk of collectability or present other unfavorable features.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1—Summary of Compensation Arrangement for Lloyd L. Beatty, Jr.**

Exhibit 10.2—Summary of Compensation Arrangement for William W. Duncan, Jr.**
________________________________________________________
** Previously filed

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: August 11, 2006	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Summary of Compensation Arrangement for Lloyd L. Beatty, Jr.**

10.2	Summary of Compensation Arrangement for William W. Duncan, Jr.**
** Previously filed.